Exhibit 99.9
NON-UNANIMOUS WRITTEN CONSENT TO ACTION
IN LIEU OF SPECIAL MEETING
OF THE STOCKHOLDERS
OF
CLEARWIRE CORPORATION
Effective November 9, 2009
     The undersigned stockholders of Clearwire Corporation, a Delaware corporation (the “Company”), collectively hold of record, or are otherwise entitled to vote in the aggregate, the minimum number of votes that would be necessary to authorize or take the action set forth in the following resolutions at a meeting at which all shares entitled to vote on this action were present and voted, and therefore, in accordance with Section 228 of the Delaware General Corporation Law and in accordance with the Company’s Restated Certificate of Incorporation (as amended, the “Charter”) and Bylaws, without the necessity of a formal meeting, the undersigned stockholders hereby adopt the following resolutions and hereby consent to the taking of the actions herein set forth (the “Consent”):
APPROVAL OF ISSUANCE OF SHARES
      WHEREAS, pursuant to the recommendation of the Board of Directors of the Company (the “Board”) and the approval of the disinterested directors of the Board, the Board, by resolution dated November 3, 2009, deemed it to be in the best interest of the Company and its stockholders that the Company enter into, and cause Clearwire Communications LLC (“Clearwire LLC”) to enter into, the Investment Agreement among the Company, Clearwire LLC and certain of the Company’s existing stockholders on terms substantially consistent with the terms set forth in the Investment Agreement attached as Exhibit A hereto (the “Investment Agreement”) pursuant to which the Company will issue shares of Class B Common Stock to such existing stockholders and Clearwire LLC will issue Class B Common Units and Voting Units to such existing stockholders on the terms and conditions in the Investment Agreement (the “Investment Transactions”); and
     WHEREAS, in accordance with the applicable listing rules of the NASDAQ Stock Market, including Rule 5635(d), the stockholders of the Company are required to approve the Investment Transactions; now, therefore,
     IT IS HEREBY RESOLVED, that the undersigned stockholders approve and consent to the Company entering into the Investment Agreement and performing its obligations thereunder and causing Clearwire LLC to enter into the Investment Agreement and perform its obligations thereunder, including, in each case, consummating the Investment Transactions, including the issuance of shares Class B Common Stock of the Company and Class B Common Units and Voting Units of Clearwire LLC pursuant to the Investment Agreement.

APPROVAL OF RIGHTS OFFERING
     WHEREAS, pursuant to the recommendation of the Board and the approval of the disinterested directors of the Board, the Board, by resolution dated November 3, 2009, deemed it to be in the best interest of the Company and the stockholders that the Company conduct a pro rata rights offering to all holders of the Company’s Class A Common Stock (the “Rights Offering”) on terms substantially consistent with the terms described in Section 6.2 of the Investment Agreement (the “Rights Offering Terms”); now, therefore,
     IT IS HEREBY RESOLVED, that the stockholders approve and consent to the Rights Offering, including without limitation the issuance of the rights to purchase Class A Common Stock and the issuance of shares of Class A Common Stock in connection with such rights.
APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
     WHEREAS, the Board, by resolution dated November 3, 2009, deemed it to be in the best interest of the Company and the stockholders that the Company amend its Charter to increase the number of authorized shares of Class A Common Stock to 1,500,000,000 and the number of authorized shares of Class B Common Stock to 1,000,000,000, by adopting the amendment set forth on Exhibit B hereto (the “Charter Amendment”);
     WHEREAS, the Board has approved the Charter Amendment and has recommended that the stockholders of the Company approve and adopt the Charter Amendment; now, therefore
     IT IS HEREBY RESOLVED, that the stockholders approve and adopt the Charter Amendment in the form adopted and approved by the Board as set forth on Exhibit B hereto.
     The resolutions adopted by the undersigned stockholders on the date hereof are effective immediately but no action pursuant to those resolutions may be taken until 20 calendar days after a written information statement containing the information specified in Schedule 14C under the Securities Exchange Act of 1934, as amended, is transmitted to the stockholders of the Company. The execution of this Consent shall constitute a written waiver of any notice required by the Delaware General Corporation Law and the Company’s Charter and Bylaws. This Consent may be executed in counterparts, each of which shall be an original, but all of which together shall constitute the same document. Delivery of an originally executed signature page or pages hereto, a counterpart signature page, or a photocopy thereof transmitted by telephone facsimile transmission, shall be as effective as delivery of a manually signed counterpart of this Consent.

SPRINT HOLDCO, LLC
By:	/s/ Keith O. Cowan
	Name:	Keith O. Cowan
	Title:	Vice President

[Signature Page to Stockholder Written Consent]

EAGLE RIVER HOLDINGS, LLC
By: Eagle River Inc., its Manager

By:	/s/ Amit Mehta Name: Amit Mehta
Title: Vice President
[Signature Page to Stockholder Written Consent]

INTEL CAPITAL WIRELESS	INTEL CAPITAL CORPORATION
INVESTMENT CORPORATION 2008A

/s/ Arvind Sodhani	/s/ Arvind Sodhani

Name: Arvind Sodhani	Name: Arvind Sodhani
Title: President	Title: President

INTEL CAPITAL WIRELESS	INTEL CAPITAL (CAYMAN)
INVESTMENT CORPORATION 2008B	CORPORATION

/s/ Arvind Sodhani	/s/ Arvind Sodhani

Name: Arvind Sodhani	Name: Arvind Sodhani
Title: President	Title: President

INTEL CAPITAL WIRELESS	MIDDLEFIELD VENTURES, INC.
INVESTMENT CORPORATION 2008C

/s/ Arvind Sodhani	/s/ Arvind Sodhani

Name: Arvind Sodhani	Name: Arvind Sodhani
Title: President	Title: President
Signature Page to Non-Unanimous Written Consent to Action in Lieu of Special Meeting of the Stockholders of Clearwire Corporation approving Issuance of Shares, Rights Offering and Amendment of the Certificate of Incorporation

COMCAST WIRELESS INVESTMENT I, INC.		COMCAST WIRELESS INVESTMENT II, INC.

By:	/s/ Robert S. Pick	By:	/s/ Robert S. Pick

	Name: Robert S. Pick		Name: Robert S. Pick
	Title: Senior Vice President		Title: Senior Vice President

COMCAST WIRELESS INVESTMENT III, INC.		COMCAST WIRELESS INVESTMENT IV, INC.

By:	/s/ Robert S. Pick	By:	/s/ Robert S. Pick

	Name: Robert S. Pick		Name: Robert S. Pick
	Title: Senior Vice President		Title: Senior Vice President

COMCAST WIRELESS INVESTMENT V, INC.

By:	/s/ Robert S. Pick

Name: Robert S. Pick
Title: Senior Vice President
[Signature Page to Stockholder Written Consent]

GOOGLE INC.
By:	/s/ Kent Walker
	Name:	Kent Walker
	Title:	Vice President and General Counsel

[Signature Page to Stockholder Written Consent]

TWC WIRELESS HOLDINGS I LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

TWC WIRELESS HOLDINGS II LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

TWC WIRELESS HOLDINGS III LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

[Signature Page to Stockholder Written Consent]

BHN SPECTRUM INVESTMENTS, LLC
By:	/s/ Leo Cloutier
	Name:	Leo Cloutier
	Title:	Senior Vice President

[Signature Page to Stockholder Written Consent]